UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2008

Nexstar Broadcasting Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 N. O’Conner Blvd., Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, including Area Code)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Employment Agreement Addendum

On November 13, 2008, pursuant to authorization from the Compensation Committee, Nexstar Broadcasting Group, Inc. (the “Company”) entered into an addendum to the Executive Employment Agreement with Perry A. Sook, the Company’s President and Chief Executive Officer, dated as of January 5, 1998, and as amended on May 10, 2001, September 26, 2002, August 25, 2003 and July 2, 2007 (as amended, the “Employment Agreement”). The addendum extends the term of Mr. Sook’s employment with the Company until December 31, 2011, with automatic renewal provided for successive one-year periods, subject to earlier termination under specified circumstances.

The amendment modifies Mr. Sook’s base salary as set forth below.

Period	Base Salary
From January 1, 2008 until December 31, 2008	$750,000
From January 1, 2009 until December 31, 2009	$900,000
From January 1, 2010 until December 31, 2010	$950,000
From January 1, 2011 until December 31, 2011	$1,000,000

In addition, Mr. Sook will be eligible to receive an annual bonus in the amounts and on the dates set forth below based on, among other things, whether the Company achieved the economic targets established by the Compensation Committee for such fiscal year and whether Mr. Sook achieved the personal goals established for him by the Compensation Committee for such fiscal year.

Period	Bonus
From January 1, 2008 until December 31, 2008	$375,000
From January 1, 2009 until December 31, 2009	$450,000
From January 1, 2010 until December 31, 2010	$475,000
From January 1, 2011 until December 31, 2011	$500,000

The addendum makes certain modifications to the covenant not to compete provision in the Employment Agreement in light of recent developments in Texas law governing non-compete provisions. Under the Employment Agreement, Mr. Sook will not be allowed to compete with the Company and its business during his employment with the Company or for a one-year period thereafter.

Finally, the addendum provides that all claims under the Employment Agreement shall be resolved in binding arbitration conducted in Dallas, Texas according to the Commercial Arbitration Rules of the American Arbitration Association. All other terms and conditions of the Employment Agreement remain unchanged.

The Company has agreed to pay to Mr. Sook an amount equal to $350,000 upon signing of the addendum.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 18, 2008	NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Matthew E. Devine
Name: Matthew E. Devine Title: Chief Financial Officer